UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 7, 2022 (July 6, 2022)

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001 (Commission File Number)
Delaware (State or other jurisdiction of Incorporation)		77-0154833 (I.R.S. Employer Identification No.)

3150 Pleasant View Road

Middleton, WI 53562

(Address of principal executive offices) (Zip Code)

608-829-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NTUS	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 6, 2022, Natus Medical Incorporated, a Delaware corporation (“Natus” or the “Company”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 17, 2022, by and among the Company, Prince Parent Inc., a Delaware corporation (“Parent”), and Prince Mergerco Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Upon completion of the Merger, the Company will no longer be publicly held, and the Company’s common stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

There were 34,582,882 shares of common stock, par value $0.001 per share, of Natus (the “Natus common stock”), issued and outstanding as of May 31, 2022, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 27,694,103 shares of Natus common stock were present via webcast or represented by proxy, representing approximately 80.08% of the total outstanding shares of Natus common stock as of the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Natus with the Securities and Exchange Commission on June 2, 2022):

Proposal 1 – Merger Proposal: To approve and adopt the Merger Agreement, dated April 17, 2022.

Proposal 2 – Adjournment Proposal: To approve the adjournment of the Special Meeting from time to time if necessary or appropriate, as determined in good faith by the Board of Directors, including to solicit additional proxies if there are insufficient votes to adopt Proposal 1.

Proposal 3 – Merger Compensation Proposal: To approve, by non-binding, advisory vote, certain compensation that will or may become payable by Natus to its named executive officers in connection with the Merger.

Each of Proposal 1 and Proposal 2 was approved by the requisite vote of Natus’ stockholders. Although Proposal 2 was approved, the adjournment of the Special Meeting was not necessary because Natus’ stockholders approved Proposal 1. Natus’ stockholders did not approve, on a non-binding, advisory basis, Proposal 3. A summary of the voting results for each proposal is set forth below.

Proposal 1 – Merger Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,454,143	10,729	229,231	0

Proposal 2 – Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,425,393	2,037,344	231,366	0

Proposal 3 – Merger Compensation Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,000,711	22,447,577	245,815	0

The Merger is expected to close in the third quarter of 2022, subject to customary closing conditions, including receipt of regulatory approvals. Natus does not intend to disclose developments with respect to regulatory approvals unless and until its Board of Directors determines such disclosure is appropriate or is otherwise required.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

By:	/s/ B. Drew Davies
	Name:	B. Drew Davies
	Title:	Executive Vice President and Chief Financial Officer

Date: July 7, 2022